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                          AGREEMENT AND PLAN OF MERGER

                           Dated as of March 3, 2002,

                                      Among

                             IOS Brands Corporation,

                      Florists' Transworld Delivery,Inc.,

                            Aroma Acquisition Corp.,

                                       And

                                  FTD.COM INC.

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                                TABLE OF CONTENTS
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                                                                                                           PAGE
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ARTICLE I  THE MERGER.........................................................................................1
         SECTION 1.01  THE MERGER.............................................................................1
         SECTION 1.02  CLOSING................................................................................2
         SECTION 1.03  EFFECTIVE TIME.........................................................................2
         SECTION 1.04  EFFECTS................................................................................2
         SECTION 1.05  CERTIFICATE OF INCORPORATION AND BY-LAWS...............................................2
         SECTION 1.06  DIRECTORS..............................................................................3
         SECTION 1.07  OFFICERS...............................................................................3

ARTICLE II  EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
     CERTIFICATES.............................................................................................3
         SECTION 2.01  EFFECT ON CAPITAL STOCK................................................................3
         SECTION 2.02  EXCHANGE OF CERTIFICATES...............................................................4
         SECTION 2.03  STOCK OPTION PLANS.....................................................................7
         SECTION 2.04  RESTRICTED OR PERFORMANCE STOCK........................................................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................8
         SECTION 3.01  ORGANIZATION, STANDING AND POWER.......................................................9
         SECTION 3.02  CAPITAL STRUCTURE......................................................................9
         SECTION 3.03  AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.....................................10
         SECTION 3.04  NO CONFLICTS; CONSENTS................................................................11
         SECTION 3.05  SEC DOCUMENTS.........................................................................12
         SECTION 3.06  ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................13
         SECTION 3.07  ABSENCE OF UNDISCLOSED LIABILITIES....................................................13
         SECTION 3.08  LITIGATION............................................................................13
         SECTION 3.09  INFORMATION SUPPLIED..................................................................13
         SECTION 3.10  COMPLIANCE WITH APPLICABLE LAWS.......................................................13
         SECTION 3.11  COMPLIANCE WITH AGREEMENTS............................................................14
         SECTION 3.12  TAXES.................................................................................14
         SECTION 3.13  ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.................................15
         SECTION 3.14  ENVIRONMENTAL MATTERS.................................................................15
         SECTION 3.15  BROKERS...............................................................................17
         SECTION 3.16  OPINION OF FINANCIAL ADVISOR..........................................................17
         SECTION 3.17  TAX TREATMENT.........................................................................17
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
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF IOS, PARENT AND MERGER SUB.....................................17
         SECTION 4.01  ORGANIZATION, STANDING AND POWER......................................................18
         SECTION 4.02  MERGER SUB............................................................................19
         SECTION 4.03  AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.....................................19
         SECTION 4.04  CAPITALIZATION OF IOS.................................................................20
         SECTION 4.05  NO CONFLICTS; CONSENTS................................................................21
         SECTION 4.06  SEC DOCUMENTS.........................................................................22
         SECTION 4.07  ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................23
         SECTION 4.08  ABSENCE OF UNDISCLOSED LIABILITIES....................................................23
         SECTION 4.09  LITIGATION............................................................................23
         SECTION 4.10  INFORMATION SUPPLIED..................................................................23
         SECTION 4.11  COMPLIANCE WITH APPLICABLE LAWS.......................................................23
         SECTION 4.12  COMPLIANCE WITH AGREEMENTS............................................................24
         SECTION 4.13  BROKERS...............................................................................24
         SECTION 4.14  TAX TREATMENT.........................................................................24
         SECTION 4.15  TAXES.................................................................................24
         SECTION 4.16  ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.................................25
         SECTION 4.17  ENVIRONMENTAL MATTERS.................................................................26

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS.........................................................27
         SECTION 5.01  CONDUCT OF BUSINESS...................................................................27
         SECTION 5.02  NO SOLICITATION.......................................................................30

ARTICLE VI  ADDITIONAL AGREEMENTS............................................................................32
         SECTION 6.01  PREPARATION OF FORM S-4...............................................................32
         SECTION 6.02  COMPANY STOCKHOLDERS MEETING..........................................................33
         SECTION 6.03  COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.........................................33
         SECTION 6.04  CREDIT AGREEMENT APPROVAL.............................................................35
         SECTION 6.05  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE................................35
         SECTION 6.06  FEES AND EXPENSES.....................................................................37
         SECTION 6.07  PUBLIC ANNOUNCEMENTS..................................................................37
         SECTION 6.08  TRANSFER TAXES........................................................................37
         SECTION 6.09  TAX TREATMENT.........................................................................37
         SECTION 6.10  NASDAQ QUOTATION......................................................................38
         SECTION 6.11  NOTICE OF PRE-CLOSING CHANGES IN ACCOUNTING METHODOLOGY...............................38
         SECTION 6.12  COVENANTS RELATING TO MERGER SUB......................................................38

ARTICLE VII  CONDITIONS PRECEDENT............................................................................39
         SECTION 7.01  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER............................39
         SECTION 7.02  CONDITIONS TO OBLIGATIONS OF IOS, PARENT AND MERGER SUB...............................39
         SECTION 7.03  CONDITION TO OBLIGATION OF THE COMPANY................................................40

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ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER..............................................................41
         SECTION 8.01  TERMINATION...........................................................................41
         SECTION 8.02  EFFECT OF TERMINATION.................................................................42
         SECTION 8.03  AMENDMENT.............................................................................42
         SECTION 8.04  EXTENSION; WAIVER.....................................................................43
         SECTION 8.05  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER.............................43

ARTICLE IX  GENERAL PROVISIONS...............................................................................43
         SECTION 9.01  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................43
         SECTION 9.02  NOTICES...............................................................................43
         SECTION 9.03  DEFINITIONS...........................................................................44
         SECTION 9.04  INTERPRETATION; DISCLOSURE LETTERS....................................................45
         SECTION 9.05  SEVERABILITY..........................................................................45
         SECTION 9.06  COUNTERPARTS..........................................................................45
         SECTION 9.07  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES........................................45
         SECTION 9.08  GOVERNING LAW.........................................................................46
         SECTION 9.09  ASSIGNMENT............................................................................46
         SECTION 9.10  ENFORCEMENT...........................................................................46

     Exhibit A - Form of Stockholders Support Agreement
     Exhibit B - Form of Certificate of Incorporation of Surviving Corporation Exhibit C - Form of Restated Certificate of Incorporation of IOS
     Exhibit D - Form of Governance Agreement
     Exhibit E - Form of Registration Agreement

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     AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of March 3, 2002, among IOS Brands Corporation, a Delaware corporation ("IOS"), Florists' Transworld Delivery, Inc., a Michigan corporation and wholly-owned subsidiary of IOS ("PARENT"), Aroma Acquisition Corp., a Delaware corporation ("MERGER SUB"), and FTD.COM INC., a Delaware corporation (the "COMPANY"). Merger Sub and the Company are hereinafter sometimes collectively referred to as the "CONSTITUENT CORPORATIONS."

     WHEREAS, the respective Boards of Directors of IOS, Parent, Merger Sub and the Company each have approved the merger (the "MERGER") of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of the Company's Class A Common Stock, par value $.01 per share ("CLASS A COMMON STOCK"), and Class B Common Stock, par value $.01 per share ("CLASS B COMMON STOCK" and, together with the Class A Common Stock, "COMPANY COMMON STOCK"), other than shares of Company Common Stock to be canceled in accordance with SECTION 2.01(b), shall be converted into the right to receive 0.26 of a share of IOS Class A Common Stock, par value $.01 per share ("IOS CLASS A COMMON STOCK");

     WHEREAS, the Company has required, as a condition to its willingness to enter into this Agreement, that certain significant stockholders of IOS enter into a support agreement (the "STOCKHOLDERS SUPPORT AGREEMENT") with the Company, in the form attached hereto as EXHIBIT A, concurrently with the execution and delivery of this Agreement;

     WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations promulgated thereunder; and

     WHEREAS, IOS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01 THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in SECTION 1.03). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

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     SECTION 1.02 CLOSING. The closing (the "CLOSING") of the Merger shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, IL 60601 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in SECTION 3.04(a)), waiver by all parties) of the conditions set forth in SECTION 7.01, or, if on such day any condition set forth in SECTION 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all of the conditions set forth in
ARTICLE VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between IOS and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

     SECTION 1.03 EFFECTIVE TIME. Prior to the Closing, IOS and the Company shall prepare, and on or prior to the Closing Date the Company shall file with the Secretary of State of the State of Delaware, the certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as IOS and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

     SECTION 1.04 EFFECTS. From and after the Effective Time, the Surviving Corporation shall succeed to all assets, rights, privileges, power and franchises and be subject to all of the liabilities, restrictions, disabilities, and duties of the Constituent Corporations, all as provided under Section 259 of the DGCL.

     SECTION 1.05 CERTIFICATE OF INCORPORATION AND BY-LAWS.

     (a) The certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of EXHIBIT B hereto, and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

     (b) The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein, by the certificate of incorporation of the Surviving Corporation or by applicable Law.

     (c) The certificate of incorporation of IOS shall be amended at or prior to the Effective Time to read in the form of EXHIBIT C hereto, and, as so amended, such certificate of incorporation shall be the certificate of incorporation of IOS at the Effective Time until thereafter changed or amended as provided therein or by applicable Law.

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     SECTION 1.06 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

     SECTION 1.08 FURTHER ASSURANCES. Each party hereto will, at or after the Effective Time, execute such further certificates, documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                   ARTICLE II

          EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     SECTION 2.01 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of IOS, Parent, Merger Sub, the Company, or the holders of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

     (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     (b) CANCELLATION OF TREASURY STOCK AND IOS AND PARENT OWNED STOCK. Notwithstanding any other provision of this Agreement, each share of Company Common Stock that is owned by IOS, Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of IOS, together with each share owned by the Company or any wholly-owned subsidiary of the Company, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash, IOS capital stock or other consideration shall be delivered or deliverable in exchange therefor.

     (c) CONVERSION OF COMPANY COMMON STOCK.

          (i) Subject to SECTIONS 2.02(f) and 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with SECTION 2.01(b)) shall be converted into the right to receive 0.26 of a validly issued, fully paid and nonassessable share of IOS Class A Common

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               Stock. The right to receive: (x) 0.26 of a share of IOS Class A
               Common Stock for each share of Company Common Stock (the "EXCHANGE RATIO") upon the conversion of shares of Company Common Stock pursuant to this SECTION 2.01(c) and (y) any cash in lieu of fractional shares pursuant to SECTION 2.05 is referred to collectively as the "MERGER CONSIDERATION."

          (ii) As of the Effective Time, all such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with SECTION 2.02, without interest, and the right to receive any dividends and other distributions in accordance with SECTION 2.02(c).

     SECTION 2.02 EXCHANGE OF CERTIFICATES.

     (a) EXCHANGE AGENT. Prior to the Effective Time, IOS shall select a bank or trust company to act as paying agent (the "EXCHANGE AGENT") for the distribution of the Merger Consideration upon surrender of certificates representing Company Common Stock. At or prior to the Effective Time, IOS shall provide to the Exchange Agent certificates representing the shares of IOS Class A Common Stock necessary to pay for the shares of Company Common Stock converted into the right to receive IOS Class A Common Stock pursuant to SECTION 2.01(c) and sufficient cash as is required to make payments in lieu of any fractional shares pursuant to SECTION 2.05 (such shares of IOS Class A Common Stock and cash, together with any dividends or distributions with respect thereto as set forth in SECTION 2.02(b), being hereinafter collectively referred to as the "EXCHANGE FUND").

     (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, and in any event no later than five business days thereafter, the Exchange Agent shall, and IOS shall use its reasonable efforts to cause the Exchange Agent to, mail to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to SECTION 2.01,(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as IOS may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of IOS Class A Common Stock into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to SECTION 2.01,(y) a check representing the cash in lieu of any fractional share of

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IOS Class A Common Stock to which such holder is entitled pursuant to SECTION
2.05 and (z) any dividends and other distributions pursuant to SECTION 2.02(c), subject to any withholding tax, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of IOS that such tax has been paid or is not applicable. Until surrendered as contemplated by this SECTION 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate evidencing the number of whole shares of IOS Class A Common Stock to which such holder is entitled pursuant to SECTION 2.01(c), cash in lieu of any fractional shares of IOS Class A Common Stock to which such holder is entitled pursuant to SECTION 2.05 and any dividends and other distributions to which such holder is entitled pursuant to SECTION 2.02(c).

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made on or after the Effective Time with respect to IOS Class A Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of IOS Class A Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to SECTION
2.05 until the holder of record of such Certificate shall surrender such Certificate as provided in SECTION 2.02(b). Subject to the effect of applicable abandoned property, escheat or similar law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of IOS Class A Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of IOS Class A Common Stock to which such holder is entitled pursuant to SECTION 2.05 and the amount of dividends or other distributions with a record date on or after the Effective Time previously paid with respect to such whole shares of IOS Class A Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of IOS Class A Common Stock.

     (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK; CLOSING OF COMPANY TRANSFER BOOKS. The Merger Consideration paid in accordance with the terms of this ARTICLE II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, SUBJECT, HOWEVER, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date on or prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and which have been disclosed on the Company Disclosure Letter (as defined in the preamble to ARTICLE III). After the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of

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transfers on the stock transfer books of the Surviving Corporation of shares of
Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

     (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered by the Exchange Agent to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration and any dividends or other distributions with respect to IOS Class A Common Stock to which it is entitled.

     (f) ADJUSTMENT OF EXCHANGE RATIO. Subject to SECTION 5.01(b), in the event of any reclassification, recapitalization, stock split or stock dividend with respect to any Old IOS Common Stock (as defined in SECTION 4.04), any change, conversion or exchange of Old IOS Common Stock into other securities or any other dividend or distribution with respect to the Old IOS Common Stock prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be the Exchange Ratio as so adjusted.

     (g) NO LIABILITY. None of IOS, Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash or any dividends or other distributions from the Exchange Fund that are delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (h) WITHHOLDING RIGHTS. Each of the Surviving Corporation and IOS shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or IOS, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding were made by the Surviving Corporation or IOS, as the case may be.

     (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of IOS Class A Common Stock and any cash in lieu of fractional

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shares, and unpaid dividends and distributions on shares of IOS Class A Common
Stock deliverable in respect thereof pursuant to this Agreement.

     SECTION 2.03 STOCK OPTION PLANS.

     (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") under the Company's 1999 Equity Incentive Plan (the "COMPANY OPTION PLAN"), whether vested or unvested, shall, without any further action on the part of any holder thereof, be converted into and deemed to constitute an option (the "SUBSTITUTE OPTION") to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of IOS Class A Common Stock under the IOS Stock Plan (as defined in SECTION 4.04) or any similar stock plan of IOS in effect at the Effective Time as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full (assuming such option was fully vested) immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by
(ii) the number of full shares of IOS Class A Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing. The Merger shall not accelerate or otherwise affect the vesting of (or result in the cancellation of) any Company Stock Option.

     (b) As soon as practicable after the Effective Time, IOS shall deliver to the participants in the Company Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Company Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this SECTION 2.03 after giving effect to the Merger).

     (c) IOS shall take all corporate action necessary to reserve for issuance a sufficient number of shares of IOS Class A Common Stock for delivery under the Company Option Plan assumed in accordance with this SECTION 2.03. As soon as practicable after the Effective Time, IOS shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of IOS Class A Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (d) The Board of Directors of the Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Option Plan and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire IOS Class A Common Stock under the IOS Stock Plan or any similar stock plan of IOS in effect at the Effective Time in accordance with this SECTION 2.03, and that no consent of the holders of the Company Stock Options is required in connection with such conversion.

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     (e) The Board of Directors of the Company shall, prior to or as of the
Effective Time, take appropriate action to approve the deemed cancellation of the Company Stock Options for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Board of Directors of IOS shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase IOS Class A Common Stock under the Company Stock Options (as converted pursuant to this SECTION 2.03) for purposes of Section 16(b) of the Exchange Act.

     (f) The Company shall terminate future issuances under the Company Option Plan as of or prior to the Effective Time.

     SECTION 2.04 RESTRICTED OR PERFORMANCE STOCK. IOS and the Company shall take all actions necessary to provide that each share of restricted or performance stock granted under the Company Option Plan or otherwise shall be exchanged for or converted into 0.26 of a share of IOS Class A Common Stock (rounded downward to the nearest whole number), with restrictions and conditions equivalent to those applicable to such share of restricted or performance stock granted under the Company Option Plan or otherwise.

     SECTION 2.05 NO FRACTIONAL SHARES. No fractional shares of IOS Class A Common Stock shall be issued in the Merger, no dividend or distribution with respect to IOS Class A Common Stock shall be payable on or with respect to any such fractional share interest, and such fractional interest shall not entitle the holder thereof to any rights as a stockholder of IOS. In lieu thereof, IOS shall pay to the Exchange Agent promptly after the Effective Time cash sufficient as to allow the Exchange Agent to pay to each owner of such fractional share interest an amount in cash equal to (a) the fraction of a share of IOS Class A Common Stock to which such owner would have been otherwise entitled MULTIPLIED BY (b) the average closing price of a share of IOS Class A Common Stock as reported on the Nasdaq National Market as reported in the New York City edition of the Wall Street Journal, or if not reported therein, another authoritative source, for the ten trading days immediately following the day on which the Effective Time occurs, without interest and net of any required withholding, subject to and in accordance with the terms of this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to IOS, Parent and Merger Sub that the statements contained in this ARTICLE III are true and correct except as set forth herein and in the letter, dated as of the date of this Agreement, from the Company to IOS, Parent and Merger Sub (the "COMPANY DISCLOSURE LETTER"). The Company Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE III and elsewhere in this Agreement, as applicable, and the disclosure in any paragraph shall qualify other paragraphs only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     SECTION 3.01 ORGANIZATION, STANDING AND POWER.

     (a) The Company is a corporation duly organized and validly existing under the laws of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The term "COMPANY MATERIAL ADVERSE EFFECT" means an event, change, cause or effect which is materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), employee, customer or supplier relationships or results of operations of the Company, taken as a whole, or the ability of the Company to consummate the transactions contemplated by this Agreement, in each case except to the extent resulting from, arising out of or relating to (i) any change or event generally affecting or relating to the industry in which the Company operates, (ii) a change (after the date hereof) in any applicable Law or GAAP or any interpretation thereof or (iii) the execution or announcement of, or compliance with the terms of, this Agreement. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify has not had or would not reasonably be expected to have a Company Material Adverse Effect.

     (b) The Company has no subsidiaries and does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any person.

     SECTION 3.02 CAPITAL STRUCTURE.

     (a) As of the date hereof, the authorized capital stock of the Company consists solely of 250,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share ("PREFERRED STOCK"). As of March 1, 2002, 8,206,743 shares of Class A Common Stock were issued and outstanding, 17,871 shares of Class A Common Stock were held in the treasury of the Company, and the only shares of Class A Common Stock reserved for issuance as of such date consisted of 2,445,000 shares which were reserved or held for issuance pursuant to the Company Option Plan, of which 260,000 shares are reserved for issuance upon the exercise of existing options to purchase shares of Class A Common Stock; 40,395,000 shares of Class B Common Stock were issued and outstanding and no shares of Class B Common Stock were held in treasury of the Company; and no shares of Preferred Stock were issued, outstanding or held in the treasury of the Company. The Company Disclosure Letter includes as of the date of this Agreement a list of all outstanding awards under the Company Option Plan or under any other plan, arrangement or program providing for the issuance or grant by the Company in any respect of the capital stock of the Company. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding.

     (b) All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's certificate of incorporation (the "COMPANY CHARTER"), the Company's by-laws (the "COMPANY BY-LAWS") or any Contract (as defined in SECTION 3.04(a)) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("VOTING COMPANY DEBT").

     (c) As of the date of this Agreement, except as set forth above, there are not any options, warrants, rights, convertible or exchangeable securities, phantom stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, the Company or any Voting Company Debt or (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. The Company has not agreed to register any securities under the Securities Act (as defined in SECTION 3.05), or under any state securities law or granted registration rights with respect to any securities of the Company to any person.

     SECTION 3.03 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.

     (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Approval (as defined in SECTION 3.03(d)), to consummate the transactions contemplated hereby, including the Merger. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action on the part of the Company, subject to (i) receipt of the Company Stockholder Approval and (ii) the filing of the Certificate of Merger as required by the DGCL. The Company has duly executed and delivered this Agreement, and (assuming the valid authorization, execution and delivery of this Agreement by each of IOS, Parent and Merger Sub) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (b) The Board of Directors of the Company (the "COMPANY BOARD"), based upon the unanimous recommendation of the Special Committee of the Company Board (the "SPECIAL COMMITTEE"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the transactions contemplated hereby, including the Merger, (ii) determining that the Merger is advisable and fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company's stockholders approve and adopt this Agreement and (iv) directing that this Agreement be submitted to the Company's stockholders for approval and adoption.

     (c) Dresdner Kleinwort Wasserstein, the Special Committee's financial advisor, has rendered to the Special Committee its oral opinion, which shall be confirmed in writing no later than two business days from the date of this Agreement and shall be dated March 2, 2002, to the effect that, as of such date, the Merger Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger is fair, from a financial point of view, to such holders.

     (d) The only vote of holders of any class or series of Company Common Stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, is the approval and adoption of this Agreement by a majority of the votes entitled to be cast by holders of the outstanding Company Common Stock, voting together as a single class (the "COMPANY STOCKHOLDER APPROVAL").

     SECTION 3.04 NO CONFLICTS; CONSENTS.

     (a) The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby, including the Merger, and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of payment, reimbursement, termination, cancellation, modification or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, lien, charge, mortgage, encumbrance, restriction or security interest of any kind or nature whatsoever (collectively, "LIENS") upon any of the properties or assets of the Company under, any provision of (i) the Company Charter or the Company By-Laws, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "CONTRACT") to which the Company is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in SECTION 3.04(b), any judgment, order or decree ("JUDGMENT") or statute, law, ordinance, rule or regulation ("LAW") existing on the date of this Agreement applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     (b) Assuming the accuracy of the representations of IOS, Parent and Merger Sub contained in SECTION 4.05, no consent, approval, license, permit, order or authorization ("CONSENT") of, or registration, declaration or filing with, or permit from, any federal, state, local or foreign government or any court of competent jurisdiction, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "GOVERNMENTAL ENTITY") is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Merger, other than (i) the filing with the Securities and Exchange Commission (the "SEC") of
(A) a proxy statement, which proxy statement will form a part of the Form S-4 (as defined in SECTION 4.03(c)), to be delivered to holders of the Company Common Stock relating to the Company Stockholders Meeting (as defined in SECTION 6.02) in connection with their consideration of the Merger (as amended or supplemented from time to time, the "COMPANY PROXY STATEMENT"), and (B) such reports under Section 13 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, including the Merger, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and, if applicable, appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) such filings as may be required in connection with the taxes described in SECTION 6.08, (iv) such filings as may be required under any applicable state takeover Law, (v) such filings as may be required under state securities or "blue sky" Laws and (vi) such other items (A) required solely by reason of the participation of Parent or IOS (as opposed to any third party) in the Merger or (B) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.05 SEC DOCUMENTS. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since its inception (as such documents have been amended or supplemented, the "COMPANY SEC DOCUMENTS"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and, at the respective time it was filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form l0-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

     SECTION 3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent financial statements included in the Company SEC Documents filed with the SEC prior to the date of this Agreement, the Company has conducted its business only in the ordinary course, and there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.07 ABSENCE OF UNDISCLOSED LIABILITIES. Except as specifically disclosed in the most recent Company SEC Documents filed with the SEC prior to the date of this Agreement, and except for normal or recurring liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practices, the Company does not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements prepared in accordance with GAAP), and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.08 LITIGATION. There is no suit, action, arbitration or proceeding pending or, to the knowledge of the Company, threatened against the Company that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company that has had or would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.09 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion in the Form S-4 will, at the time IOS files the Form S-4 with the SEC, at any time the Form S-4 is amended or supplemented or at any time the relevant portions thereof are mailed to the Company Stockholders and stockholders of IOS, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 3.10 COMPLIANCE WITH APPLICABLE LAWS.

     (a) The Company holds all permits, licenses, franchises, variances, exemptions, orders and approvals of, and has made all required filings with, all Governmental Entities necessary for the lawful conduct of its business (the "COMPANY PERMITS"), except for failures to hold such Company Permits that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All such Company Permits are valid and in full force and effect and the Company is in compliance with the terms of the Company Permits, except such failures which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     (b) The Company is in compliance with all applicable Judgments and Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. This SECTION 3.10(b) does not relate to matters with respect to Taxes, which are the subject of SECTION 3.12.

     SECTION 3.11 COMPLIANCE WITH AGREEMENTS. Neither the Company nor to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, would be reasonably expected to result in a default under, (i) the Company Charter or the Company By-Laws or (ii) any Contract to which the Company is a party or by which the Company or any of its assets or properties is bound, except in the case of clause (ii) for breaches, violations or defaults which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.12 TAXES.

     (a) The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns have been timely paid or adequately reserved for, except to the extent that any failure to pay or reserve, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

     (b) For purposes of this Agreement:

     "TAXES" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

     "TAX RETURN" means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

       SECTION 3.13 ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

     (a) From the date of the most recent financial statements included in the Company SEC Documents filed with the SEC prior to the date of this Agreement, other than in the ordinary course of business, there has not been any adoption or amendment in any material respect by the Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, "COMPANY BENEFIT PLANS").

     (b) The Company Disclosure Letter contains a list of (i) all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "COMPANY PENSION PLANS"), "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA) maintained by Parent or IOS and in which the Company participates (any such plans maintained by Parent or IOS and in which the Company participates (the "PARTICIPATION PLANS") and (ii) all other Company Benefit Plans maintained by the Company for the benefit of any employees, officers or directors of the Company. The Company represents and warrants that all Company Benefit Plans (other than any Participation Plans) have been maintained in compliance with all applicable laws (including the filing of all required reports), except to the extent that any failure to so comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

     (c) To the knowledge of the Company, none of the Company, any officer of the Company or any of the Company Benefit Plans which is subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA that would result in a Company Material Adverse Effect.

     SECTION 3.14 ENVIRONMENTAL MATTERS.

     (a) The Company is in compliance with all applicable Environmental Laws (as defined below), except where the failure to be in such compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written communication from any person or Governmental Entity that alleges that the Company is not in compliance with applicable Environmental Laws as set forth in the preceding sentence.

     (b) The Company has obtained all permits and other governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary under applicable Environmental Laws for the construction of its facilities and the conduct of its operations, as of the date of this Agreement, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company is in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     (c) There is no Environmental Claim (as defined below) pending:

          (i)    against the Company;

          (ii) to the knowledge of the Company, against any person or entity whose liability for any such Environmental Claim the Company may have retained or assumed either contractually or by operation of law; or

          (iii) to the knowledge of the Company, against any real or personal property or operations that the Company owns, leases or manages, in whole or in part;

in each case, except for such Environmental Claims that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     (d) To the knowledge of the Company, there have not been any Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any Environmental Claim against the Company, or against any person whose liability for any Environmental Claim the Company has retained or assumed by contract or by operation of law, in each case except for such Releases that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     (e) In this Agreement:

     "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demand letters, directives, claims, liens, investigations or written notices alleging liability under or violation of any applicable Environmental Law by any person or entity (including any Governmental or Regulatory Authority) including claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release or threatened Release of any Hazardous Materials.

     "ENVIRONMENTAL LAWS" means all current federal, state and local laws, principles of common laws, rules and regulations relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment, including laws and regulations relating to Releases or threatened Releases of Hazardous

Materials, or otherwise relating to the generation, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "HAZARDOUS MATERIALS" means any petroleum or petroleum products, radioactive materials, asbestos, polychlorinated biphenyls, and any other chemical, material, substance or waste, regulated under any applicable Environmental Law.

     "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal or leaching or migration into the environment.

     SECTION 3.15 BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

     SECTION 3.16 OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinion of Dresdner Kleinwort Wasserstein, dated March 2, 2002, to the effect that, as of such date, the Merger Consideration to be received by the holders of Company Common Stock is fair to such holders from a financial point of view, a signed copy of which opinion has been or will be delivered to IOS no later than two business days following the execution of this Agreement.

     SECTION 3.17 TAX TREATMENT. The Company (a) has not taken any action or agreed to take any action or failed to take any action and (b) has no knowledge of any fact or circumstance that, in each case, would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code and the regulations promulgated thereunder.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF IOS, PARENT AND MERGER SUB

     IOS, Parent and Merger Sub, jointly and severally, represent and warrant to the Company that the statements contained in this ARTICLE IV are true and correct, except as set forth herein and in the letter dated as of the date of this Agreement from IOS and Parent to the Company (the "PURCHASER DISCLOSURE LETTER"). The Purchaser Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE IV, and elsewhere in this Agreement, as applicable, and the disclosure in any paragraph shall qualify other paragraphs only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     SECTION 4.01 ORGANIZATION, STANDING AND POWER.

     (a) Each of IOS, Parent and Merger Sub is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect (as defined below). The term "PURCHASER MATERIAL ADVERSE EFFECT" means an event, change, cause or effect which is materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), employee, customer or supplier relationships or results of operations of IOS and its subsidiaries, taken as a whole, or the ability of IOS or Parent to consummate the transactions contemplated by this Agreement, in each case except to the extent resulting from, arising out of or relating to (i) any change or event generally affecting or relating to the industry in which IOS or Parent operates, (ii) a change (after the date hereof) in any applicable Law or GAAP or any interpretation thereof or (iii) the execution or announcement of, or compliance with the terms of, this Agreement. Each of IOS, Parent, Merger Sub and each Significant Purchaser Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify has not had or would not reasonably be expected to have a Purchaser Material Adverse Effect. For purposes of this Agreement, "SIGNIFICANT PURCHASER SUBSIDIARY" means any subsidiary of IOS that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC other than the Company. The Purchaser Disclosure Letter contains a list of each Significant Purchaser Subsidiary.

     (b) The Purchaser Disclosure Letter lists (i) each subsidiary of IOS (including Parent) and each subsidiary of Parent other than the Company (each such subsidiary required to be listed, a "PURCHASER SUBSIDIARY") and its jurisdiction of organization, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of capital stock and (iv) the record owners of such shares. All the outstanding shares of capital stock of, or other ownership interests in, each Significant Purchaser Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are wholly-owned by (1) IOS, (2) a Purchaser Subsidiary or (3) IOS and a Purchaser Subsidiary, in each case, free and clear of all Liens.

     (c) Except for (i) its interests in the Purchaser Subsidiaries and the Company, (ii) certain minority equity interests (with an aggregate fair market value of less than $50,000) in various companies and (iii) the subscribed interest by Parent in Merger Sub, IOS does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any person.

     SECTION 4.02 MERGER SUB.

     (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

     (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("MERGER SUB STOCK"), none of which has been issued as of the date of this Agreement.

     (c) Upon the Merger Sub Stock Issuance (as defined in SECTION 6.12(a)), each share of Merger Sub Stock will be validly issued, fully paid and nonassessable and will be owned by Parent free and clear of any Lien.

     SECTION 4.03 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.

     (a) Each of IOS, Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery by each of IOS, Parent and Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action on the part of IOS, Parent and Merger Sub, subject to (i) the Merger Sub Stock Issuance, (ii) Parent's approval and adoption of this Agreement and the Merger in its capacity as the sole stockholder of Merger Sub and (iii) the approval of the IOS Charter Amendments (as defined in SECTION 4.03(c) below) by IOS's stockholders and the filing of the Certificate of Merger as required by the DGCL. Each of IOS, Parent and Merger Sub has duly executed and delivered this Agreement, and (assuming the valid authorization, execution and delivery of this Agreement by the Company) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (b) The Board of Directors of each of Parent and Merger Sub, by resolutions duly adopted and not subsequently rescinded, has approved this Agreement and the transactions contemplated hereby, including the Merger. The Board of Directors of Merger Sub, by resolutions duly adopted and not subsequently rescinded, has
(i) determined that the Merger is advisable and fair to and in the best interests of Merger Sub and its stockholders and (ii) authorized the Merger Sub Stock Issuance.

     (c) The Board of Directors of IOS, by resolutions duly adopted and not subsequently rescinded, has approved this Agreement and the transactions contemplated hereby, including (i) the

Merger, (ii) the amendment and restatement of the IOS Charter (as defined in SECTION 4.04(b)) as contemplated by SECTION 1.05(c) (the "IOS CHARTER AMENDMENTS"), (iii) the preparation of a proxy statement, which proxy statement will form a part of the Form S-4, to be delivered to holders of IOS Common Stock (as defined in SECTION 4.04(b)) in connection with their consideration of, among other things, the IOS Charter Amendments (such proxy statement, as amended or supplemented from time to time, the "IOS PROXY STATEMENT"), (iv) the filing by IOS of a registration statement on Form S-4 with the SEC under the Securities Act, which shall include (A) the Company Proxy Statement, (B) the IOS Proxy Statement, and (c) a prospectus for the purpose of registering the shares of IOS Class A Common Stock to be issued in connection with the Merger (the "SHARE ISSUANCE") (such registration statement, as amended or supplemented from time to time, the "FORM S-4") and (v) the Share Issuance.

     (d) Other than with respect to the IOS Charter Amendments, no vote of the IOS stockholders is required by Law, the IOS Charter or IOS By-Laws (as defined in SECTION 4.04(B)) or, to IOS's knowledge, otherwise in order to adopt this Agreement and approve the transactions contemplated hereby.

     SECTION 4.04 CAPITALIZATION OF IOS.

     (a) As of the date hereof, the authorized capital stock of IOS consists solely of 30,000,000 shares of Class A Common Stock, par value $.01 per share (the "OLD IOS CLASS A COMMON STOCK"), 3,000,000 shares of Class B Common Stock, par value $.0005 per share (the "OLD IOS CLASS B COMMON STOCK" and, together with the Old IOS Class A Common Stock, the "OLD IOS COMMON STOCK") and 1,000,000 shares of Preferred Stock, par value $.01 per share ("OLD IOS PREFERRED STOCK"). As of March 1, 2002, 12,377,388 shares of Old IOS Class A Common Stock were issued and outstanding, 220,839 shares of Old IOS Class A Common Stock were held in the treasury of IOS, and the only shares of Old IOS Class A Common Stock reserved for issuance as of such date consisted of 1,121,350 shares which were reserved or held for issuance pursuant to IOS's 1994 Stock Award and Incentive Plan (the "IOS STOCK PLAN"), of which 612,100 shares are reserved for issuance upon the exercise of existing options to purchase shares of Old IOS Class A Common Stock; 2,198,750 shares of Old IOS Class B Common Stock were issued and outstanding and 801,250 shares were held in treasury of IOS; and no shares of Old IOS Preferred Stock were issued, outstanding or held in the treasury of IOS. The Purchaser Disclosure Letter includes as of the date of this Agreement a list of all outstanding awards under the IOS Stock Plan or under any other plan, arrangement or program providing for the issuance or grant by IOS of any respect of the capital stock of IOS. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of IOS were issued, reserved for issuance or outstanding.

     (b) All outstanding shares of Old IOS Common Stock are, and all such shares that may be issued prior to the IOS Charter Amendments will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL,

IOS's amended and restated certificate of incorporation (as may be amended and restated from time to time, the "IOS CHARTER"), IOS's by-laws (as may be amended and restated from time to time, the "IOS BY-LAWS") or any Contract to which IOS is a party or otherwise bound. After adoption of the IOS Charter Amendments by the requisite IOS stockholders and the filing of an amended and restated IOS Charter (which will include the IOS Charter Amendments) with the Delaware Secretary of State, all outstanding shares of IOS Class A Common Stock and Class B Common Stock, par value $.0005 per share ("IOS CLASS B COMMON STOCK" and, together with the IOS Class A Common Stock, the "IOS COMMON STOCK"), that have been or may be issued prior to the Effective Time (as Merger Consideration or otherwise) will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the IOS Charter, the IOS By-Laws or any Contract to which IOS is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of IOS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Old IOS Common Stock may vote ("VOTING IOS DEBT").

     (c) As of the date of this Agreement, except as set forth above, there are not any options, warrants, rights, convertible or exchangeable securities, phantom stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which IOS is a party or by which it is bound (i) obligating IOS or any Purchaser Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, IOS or any Voting IOS Debt or (ii) obligating IOS or any Purchaser Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. There are not any outstanding contractual obligations of IOS or any Purchaser Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of IOS or any of its subsidiaries, including the Company. IOS has not agreed to register any securities under the Securities Act, or under any state securities law or granted registration rights with respect to any securities of IOS to any person.

     SECTION 4.05 NO CONFLICTS; CONSENTS.

     (a) The execution and delivery by each of IOS, Parent and Merger Sub of this Agreement do not, and the consummation by each of them of the transactions contemplated hereby, including the Merger, and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of payment (other than the Merger Consideration), reimbursement, termination, cancellation, modification or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of IOS or any Purchaser Subsidiary, under, any provision of
(i) the IOS Charter, the IOS By-Laws or the charter or organizational documents of any of IOS's subsidiaries, including Parent, (ii) any Contract to which IOS or any of its subsidiaries, including Parent, is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in SECTION 4.05(b), any Judgment or Law existing on the date hereof applicable to IOS or any of its subsidiaries, including Parent, or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

     (b) No Consent of, or registration, declaration or filing with, or permit from any Governmental Entity is required to be obtained or made by or with respect to IOS or any Purchaser Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, other than (i) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, including the Merger, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and, if applicable, appropriate documents with the relevant authorities of other states in which the Company is qualified to transact business, (iii) such filings as may be required in connection with the taxes described in SECTION 6.08, (iv) such filings as may be required under any applicable state takeover Law, (v) such filings as may be required under state securities or "blue sky" Laws and (vi) such other items (A) required solely by reason of the participation of the Company (as opposed to any third party) in the Merger or
(B) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.06 SEC DOCUMENTS. IOS has filed all reports, schedules, forms, statements and other documents required to be filed by IOS with the SEC since July 1, 1998 (as such documents have been amended or supplemented, the "IOS SEC DOCUMENTS"). As of its respective date, each IOS SEC Document complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such IOS SEC Document, and, at the respective time it was filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any IOS SEC Document has been revised or superseded by a later filed IOS SEC Document, none of the IOS SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of IOS included in the IOS SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form l0-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of IOS as of the respective dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

     SECTION 4.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent financial statements included in the IOS SEC Documents filed with the SEC prior to the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Purchaser Material Adverse Effect (other than any Purchaser Material Adverse Effect that arises solely out of or is solely as a result of any event, change, effect or development solely with respect to the Company). From the date of the most recent financial statements included in the IOS SEC Documents filed with the SEC prior to the date of this Agreement, each of IOS and each Purchaser Subsidiary has conducted its business only in the ordinary course through the date of this Agreement.

     SECTION 4.08 ABSENCE OF UNDISCLOSED LIABILITIES. Except as specifically disclosed in the most recent IOS SEC Documents filed with the SEC prior to the date of this Agreement, and except for normal or recurring liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practices, neither IOS nor any Purchaser Subsidiary has any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements prepared in accordance with GAAP), and whether due or to become due, that individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.09 LITIGATION. There is no suit, action or proceeding pending or, to the knowledge of IOS, threatened against IOS or any Purchaser Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Purchaser Material Adverse Effect, nor is there any Judgment outstanding against IOS or any Purchaser Subsidiary or any of their affiliated entities that has had or would reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.10 INFORMATION SUPPLIED. None of the information supplied or to be supplied by IOS or Parent for inclusion in the Form S-4 will, at the time IOS files the Form S-4 with the SEC, at any time the Form S-4 is amended or supplemented or at any time the relevant portions thereof are mailed to the Company Stockholders and stockholders of IOS, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act, Exchange Act and the respective rules and regulations promulgated thereunder. No representation is made by IOS under this SECTION 4.10 with respect to statements made in the Form S-4 based on information supplied by the Company for inclusion therein or information incorporated by reference in the Form S-4 from documents filed by the Company with the SEC.

     SECTION 4.11 COMPLIANCE WITH APPLICABLE LAWS.

     (a) IOS and the Purchaser Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of, and have made all required filings with, all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PURCHASER PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. All such Purchaser Permits are valid and in full force and effect and IOS and the Purchaser Subsidiaries are in compliance with the terms of the Purchaser Permits, except such failures which, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

     (b) IOS and the Purchaser Subsidiaries are in compliance with all applicable Judgments and Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. This SECTION 4.11(b) does not relate to matters with respect to Taxes, which are the subject of SECTION 4.15.

     SECTION 4.12 COMPLIANCE WITH AGREEMENTS. None of IOS, any Purchaser Subsidiary, or to the knowledge of IOS, any other party thereto (other than the Company) is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, would be reasonably expected to result in a default under, (i) the IOS Charter, the IOS By-Laws or the other comparable charter documents of any Purchaser Subsidiary or (ii) any Contract to which IOS or any Purchaser Subsidiary is a party or by which IOS or any Purchaser Subsidiary or any of their assets or properties is bound, except in the case of clause (ii) for breaches, violations or defaults which, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.13 BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of IOS or Parent.

     SECTION 4.14 TAX TREATMENT. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder. Neither IOS nor any Purchaser Subsidiary or, to the knowledge of IOS, any of its other affiliates (a) has taken any action, agreed to take any action or failed to take any action or (b) has knowledge of any fact or circumstance that, in each case, would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code and the regulations promulgated thereunder.

     SECTION 4.15 TAXES. IOS and each of the Purchaser Subsidiaries have timely filed, or have caused to be timely filed on their behalf, all Tax Returns required to be filed by them, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. All Taxes shown to be due on such Tax Returns have been timely paid or adequately reserved for, except to the extent that any failure to pay or reserve, individually or in the aggregate, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.16 ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

     (a) Between the date of the most recent financial statements included in the IOS SEC Documents filed with the SEC prior to the date of this Agreement and the date of this Agreement, other than in the ordinary course of business, there has not been any adoption or amendment in any material respect by IOS or any Purchaser Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of IOS or any Purchaser Subsidiary (collectively, "PURCHASER BENEFIT PLANS").

     (b) The Purchaser Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "PURCHASER PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Purchaser Benefit Plans maintained by IOS or any Purchaser Subsidiary for the benefit of any employees, officers or directors of IOS or any Purchaser Subsidiary. All Purchaser Benefit Plans have been maintained in compliance with all applicable laws (including the filing of all required reports), except to the extent that any failure to so comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

     (c) All Purchaser Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Purchaser Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of IOS, has revocation been threatened.

     (d) No Purchaser Pension Plan, other than any Purchaser Pension Plan that is a "multiemployer plan" within the meaning of Section 4001 (a) (3) of ERISA (a "PURCHASER MULTIEMPLOYER PENSION PLAN"), had, as of the respective last annual valuation date for each such Purchaser Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a) (18) of ERISA), based on actuarial assumptions, that would result in a Purchaser Material Adverse Effect. None of IOS, any Purchaser Subsidiary, any officer of IOS or any Purchaser Subsidiary or any of the Purchaser Benefit Plans which are subject to ERISA, including the Purchaser Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject IOS, any Purchaser Subsidiary or any officer of IOS or any Purchaser Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA that would result in a Purchaser Material Adverse Effect.

     SECTION 4.17 ENVIRONMENTAL MATTERS.

     (a) IOS and each Purchaser Subsidiary are in compliance with all applicable Environmental Laws, except where the failure to be in such compliance, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. Neither IOS nor any Purchaser Subsidiary has received any written communication from any person or Governmental Entity that alleges that IOS or any Purchaser Subsidiary is not in compliance with applicable Environmental Laws as set forth in the preceding sentence.

     (b) IOS and each Purchaser Subsidiary have obtained all permits and other governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary under applicable Environmental Laws for the construction of its facilities and the conduct of its operations, as of the date of this Agreement, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and IOS and each Purchaser Subsidiary are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

     (c) There is no Environmental Claim pending:

          (i)    against IOS or any Purchaser Subsidiary;

          (ii) to the knowledge of IOS, against any person or entity whose liability for any such Environmental Claim IOS or any Purchaser Subsidiary may have retained or assumed either contractually or by operation of law; or

          (iii) to the knowledge of IOS, against any real or personal property or operations that IOS or any Purchaser Subsidiary owns, leases or manages, in whole or in part;

in each case, except for such Environmental Claims that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

     (d) To the knowledge of IOS, there have not been any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against IOS or any Purchaser Subsidiary, or against any person whose liability for any Environmental Claim IOS or any Purchaser Subsidiary has retained or assumed by contract or by operation of laws, in each case except for such Releases that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01 CONDUCT OF BUSINESS.

     (a) CONDUCT OF BUSINESS BY THE COMPANY. Except for matters set forth in the Company Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time the Company shall, in all material respects, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not do any of the following without the prior written consent of IOS or Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities,
               (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents as are required by applicable Law or that do not have an adverse affect on the ability of the Company to consummate the Merger or to perform its obligations under this Agreement; or

          (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) CONDUCT OF BUSINESS BY IOS PENDING THE MERGER. Except for matters set forth in the Purchaser Disclosure Letter or as otherwise expressly contemplated by this Agreement, between the date of this Agreement and the Effective Time, IOS shall not, and shall not permit any Purchaser Subsidiary, without the prior written consent of the Special Committee (which consent shall not be unreasonably withheld, conditioned or delayed), to:

          (i) (A) make any payments in excess of $1,000,000 (individually or in the aggregate) to any IOS stockholder who, as of the date of such payment, owns more than five percent of the then outstanding Old IOS Common Stock (other than as salary or bonuses to employees and executives of IOS, any Purchaser Subsidiary or the Company) or declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any distributions to its stockholders in their capacity as such (other than dividends and distributions by any direct or indirect wholly-owned subsidiary of IOS to its parent), (B) split, combine or reclassify any of its capital stock, or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of IOS or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than in the ordinary course of business or the acquisition of such shares or other securities from present and former employees or officers of IOS, a Purchaser Subsidiary or the Company;

          (ii) other than (A) in connection with actions permitted by clause
               (iii) below or (B) the issuance of shares of IOS Class A Common Stock upon the exercise of stock options outstanding on the date of this Agreement, (X) issue, deliver, grant, sell or award any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for the issuance of equity-based incentives consistent with past practice, or (Y) materially amend or otherwise materially modify the terms of any existing equity-based incentives, except for any such amendments or modifications that are consistent with past practice;

          (iii)acquire (for cash, stock or otherwise) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, except for any such acquisitions that, individually or in the aggregate, have a purchase price (including assumed liabilities) that does not exceed $30,000,000;

          (iv) sell, lease (as lessor), transfer or otherwise dispose of any of IOS' or its subsidiaries' assets or properties, other than assets or properties (A) disposed of for fair value in the ordinary course of business consistent with past practice or (B) in an amount that, individually or in the aggregate, does not exceed $15,000,000;

          (v) create, incur or assume any indebtedness for borrowed money (except as permitted under (i) the Credit Agreement, dated September 27, 2001 (the "CREDIT AGREEMENT"), by and among
               Parent, IOS, and certain subsidiaries of Parent who are parties thereto, the several financial institutions from time to time a party thereto, and Harris Trust and Savings Bank, as administrative agent thereunder, and (ii) any amendments, restatements, replacements or refinancings of the Credit Agreement from time to time but only to the extent that the aggregate amount of any such indebtedness for borrowed money pursuant to any such amendments, restatements, replacements or refinancings does not exceed the aggregate amount of indebtedness permitted under the Credit Agreement);

          (vi) alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure in a manner that would be materially adverse to the stockholders of the Company;

          (vii)materially amend any employment, consulting or management agreement with any current employee of IOS who is listed as one of the five highest compensated employees of IOS identified in
               Item 11 of IOS's most recent Annual Report on Form 10-K filed with the SEC prior to the date of this Agreement; or

         (viii)authorize any of, or commit or agree to take any of, the foregoing actions.

     (c) OTHER ACTIONS. The Company and IOS shall not, and IOS shall not permit any Purchaser Subsidiary to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by SECTION 5.02, any condition to the Merger set forth in
ARTICLE VII not being satisfied.

     SECTION 5.02 NO SOLICITATION.

     (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the provisions of
Article VIII, the Company agrees (i) that it shall not, and it shall use its reasonable best efforts to cause its officers, directors (including, without limitation, the Special Committee), employees, investment bankers, attorneys and other advisors and representatives (collectively, the "REPRESENTATIVES") not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any acquisition or similar transaction (including a tender or exchange offer) involving the purchase of (x) all or more than 15% in book value of the assets of the Company taken as a whole or (y) 15% or more of the outstanding shares of any class of Company Common Stock (any such proposal or offer being hereinafter referred to as an "ALTERNATIVE PROPOSAL"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (ii) that it shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this
SECTION 5.02; and (iii) that it shall notify IOS promptly (in any event within 48 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons or groups.

     (b) Notwithstanding SECTION 5.02(a) above, nothing contained in this
SECTION 5.02 shall prohibit the Special Committee, at any time prior to the receipt of the Company Stockholder Approval, from (i) furnishing information to any person or group (but only pursuant to a confidentiality agreement and standstill agreement in customary form, except for any such terms and conditions that the Special Committee, after consultation with outside counsel, determines in good faith are required for the Company Board to comply with its fiduciary duties imposed by law) or entering into discussions or negotiations with any person or group that makes an unsolicited BONA FIDE Alternative Proposal, if, and only to the extent that, prior to receipt of the Company Stockholder Approval, (A) the Special Committee, after consultation with outside counsel, determines in good faith that such action is required for the Company Board to comply with its fiduciary duties to the Company's stockholders imposed by applicable Law, (B) the Special Committee has concluded in good faith, after consultation with its financial advisor, that (1) if such Alternative Proposal contains cash consideration, the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal, (2) such Alternative Proposal is reasonably capable of being consummated, taking into account all legal (disregarding the voting interests of Parent), financial and regulatory aspects of the Alternative Proposal and (3) such Alternative Proposal would reasonably be expected to lead to a transaction meeting the requirements of a Superior Company Proposal (as defined below), (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, the Company provides written notice to IOS to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group in reasonable detail, and provides to IOS either a copy of such written proposal or, if such Alternative Proposal is not in writing, a written summary of the material terms thereof, and (D) the Company keeps IOS informed of the status of any such discussions or negotiations, and promptly supplies IOS with any other information which is either in the possession of the Company or available to the Company relating in any way to any possible Alternative Proposal as IOS shall request (the delivery of information described in (C), or any subsequent delivery of material information pursuant to (D), are each referred to herein as a "COUNTER OFFER NOTICE AND INFORMATION"); and (ii) to the extent required, complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this SECTION 5.02 shall (x) permit the Company to terminate this Agreement (except as specifically provided in ARTICLE VIII), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, the Company shall not enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal by such person or group (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of the Company under this Agreement. "SUPERIOR COMPANY PROPOSAL" means an Alternative Proposal which the Special Committee has determined in its good faith judgment, after consultation with and considering the advice of a nationally recognized investment banking firm, that the consideration to be received, directly or indirectly, by stockholders of the Company in connection with such Alternative Proposal is superior, from a financial point of view, to the Merger Consideration.

     (c) IOS shall have the opportunity in its sole discretion to increase or supplement the Merger Consideration as and to the extent it so elects (the "ADDITIONAL MERGER CONSIDERATION") by delivering written notice to the Company of the amount and type of Additional Merger Consideration at any time prior to 5:00 p.m. Central Time on the third calendar day following receipt by IOS of any Counter Offer Notice and Information. If IOS agrees to pay any Additional Merger Consideration as contemplated by this Agreement, then references to the Merger Consideration in this Agreement shall also include the Additional Merger Consideration as appropriate and the Company shall not enter into any Alternative Proposal unless the Special Committee determines that such Alternative Proposal (including as modified or changed as of the date of the respective Counter Offer Notice and Information) meets the requirements of
SECTION 5.02(b)(i)(A) and (B) above, taking into account any Additional Merger Consideration IOS has agreed to pay.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01 PREPARATION OF FORM S-4.

     (a) As soon as practicable following the date of this Agreement, the Company and IOS shall prepare and file with the SEC the Form S-4, in which the Company Proxy Statement and the IOS Proxy Statement shall be included, as well as a prospectus in connection with the registration under the Securities Act of the shares of IOS Class A Common Stock to be issued in connection with the Merger. Each of IOS and the Company shall use its reasonable best efforts to have the Form S-4 declared effective by the SEC under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective for as long as is necessary to consummate the Merger and the transactions contemplated thereby, and IOS shall take any or all action required under any applicable federal or state securities laws in connection with the issuance of IOS Class A Common Stock pursuant to the Merger. Each of IOS and the Company shall furnish all information concerning itself and the holders of its capital stock to the other as the other may reasonably request in connection with such actions and the preparation of the Form S-4.

     (b) Each of IOS and the Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments, notices or requests for additional information, and advise the other party of any oral comments, notices or requests for additional information, from the SEC with respect to the Form S-4. IOS shall provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC and with a copy of all such filings made with the SEC. Notwithstanding any other provision of this Agreement to the contrary, no amendment or supplement to, or correspondence with the SEC or its staff with respect to, the Form S-4 shall be made by the Company or IOS without the approval of the other party (which approval shall not be unreasonably withheld, conditioned or delayed).

     (c) As promptly as practicable after the Form S-4 shall have become effective, the Company and IOS shall mail the relevant portions thereof to their respective stockholders. IOS shall take any and all action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) reasonably required to be taken under any applicable state securities or "blue sky" Laws in connection with the Share Issuance and delivery of Substitute Options in connection with the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and/or Options as may be reasonably requested in connection with any such action. IOS shall advise the other parties hereto, promptly after it receives notice thereof, of (i) the time when the Form S-4 has become effective or any amendment thereof or supplement thereto has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification of the shares of IOS Class A Common Stock to be issued in connection with the Merger for offering or sale in any jurisdiction or (iv) any request by the SEC for amendment of the Form S-4, receipt from the SEC of any comments thereon and responses thereto or any request by the SEC for additional information with respect thereto.

     SECTION 6.02 COMPANY STOCKHOLDERS MEETING.

     (a) The Company shall, through the Company Board or the Special Committee, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the Company Stockholder Approval (as defined in SECTION 3.03(d)) as soon as reasonably practicable after the date hereof. The Company shall cause to be included and IOS shall include in the Form S-4 the recommendation of the Company Board and the Special Committee (in each case subject to its fiduciary duties under applicable Law) that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, and the Company shall use its reasonable best efforts to obtain such approval and adoption. As provided in Section 251(c) of the DGCL, this Agreement shall be submitted to the Company's stockholders whether or not the Company Board at any time after the date of this Agreement withdraws or modifies its recommendation that the Company's stockholders approve and adopt this Agreement and finding that this approval and adoption is advisable.

     (b) At the Company Stockholders Meeting (or at any adjournment thereof), any other meeting of the stockholders of the Company (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval of the Company's stockholders with respect to the Merger or this Agreement is sought, Parent shall (and IOS shall cause Parent) to vote (or cause to be voted) its shares of Company Common Stock in favor of the Merger, the approval and adoption of this Agreement and the approval of the terms hereof and each of the other transactions contemplated hereby. Each of IOS, Parent and Merger Sub hereby covenants and agrees not to intentionally interfere with, impede, delay, postpone or otherwise prevent the Company's attempts to convene and hold the Company Stockholders Meeting.

     (c) Each of IOS, Parent and Merger Sub acknowledges that the Company Board has designated and authorized the Special Committee to take any and all actions deemed by the Special Committee necessary, proper or advisable in connection with the Special Committee's consideration and evaluation of the Merger, including calling the Company Stockholders Meeting.

     SECTION 6.03 COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

     (a) Upon the terms and subject to the conditions set forth in this Agreement and until such time as this Agreement is terminated in accordance with its terms, each of the parties shall use all commercially reasonable efforts, subject to SECTION 6.04, to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary Consents from Governmental Entities and the making of all necessary registrations and filings with, and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties (other than any consents, approvals and waivers set forth in SECTION 3.04 of the Company Disclosure Letter and SECTION 4.05 of the Purchaser Disclosure Letter, which shall be governed by SECTION 6.04 of this Agreement), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the Merger, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the providing of other information and communications to such Governmental Entities or other third parties as the Governmental Entities or other third parties, as applicable, may reasonably request in connection therewith and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall (x) take all action necessary to ensure, if necessary, that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or this Agreement and (y) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets. Notwithstanding the foregoing, the Company and its Representatives shall not be prohibited under this SECTION 6.03(a) from taking any action permitted by
SECTION 5.02.

     (b) The Company shall give prompt notice to IOS and Parent, and each of IOS, Parent or Merger Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (iii) any notice or other communication from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, on the one hand, or IOS, Parent or Merger Sub, on the other hand, which relate to the consummation of the transactions contemplated by this Agreement or which would have a Company Material Adverse Effect or Purchaser Material Adverse Effect, as applicable; PROVIDED, HOWEVER, that no such notification shall be deemed to have modified, or to have cured a breach of, any representations, warranties, covenants or agreements of the parties hereunder or to have altered or waived the conditions to the obligations of the parties under this Agreement. The

Company will use its commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to the Company, that causes or will cause any covenant or agreement of the Company under this Agreement to be breached, that renders or will render untrue any representation or warranty of the Company contained in this Agreement or that would cause any condition contained in this Agreement not to be satisfied. IOS and Parent will each use its commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to IOS or Parent, that causes or will cause any covenant or agreement of IOS, Parent and/or Merger Sub, as the case may be, under this Agreement to be breached, that renders or will render untrue any representation or warranty of IOS, Parent and/or Merger Sub contained in this Agreement or that would cause any condition contained in this Agreement not to be satisfied. Nothing in this Agreement shall be deemed to require any party to agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

     SECTION 6.04 CREDIT AGREEMENT APPROVAL. Until such time as this Agreement is terminated in accordance with its terms, each of IOS, Parent and Merger Sub shall use its commercially reasonable efforts to obtain any requisite consent of its senior lenders under the Credit Agreement, dated September 27, 2001, by and among IOS, Parent and certain Purchaser Subsidiaries, the several financial institutions that are parties thereto and Harris Trust and Savings Bank, N.A., as administrative agent thereunder (the "SENIOR LENDER CONSENT"), including, if necessary, agreeing to modify the terms and conditions thereof, with respect to this Agreement and the transactions contemplated hereby (including the Merger). Each of IOS, Parent and Merger Sub agrees to keep the Company informed of the status of the efforts and negotiations, if any, with respect to obtaining the Senior Lender Consent.

     SECTION 6.05 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

     (a) From and after the Effective Time, IOS shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company (collectively, the "INDEMNIFIED PARTIES") against (i) all losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based on, or arises out of, the fact that such Indemnified Party is or was a director or officer or agent of the Company and relates to or arises out of any action or omission occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or any of the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under applicable Law to so indemnify; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to, at or after the Effective Time),
(w) IOS shall, or shall cause the Surviving Corporation to pay expenses as incurred in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable Law; PROVIDED, HOWEVER, that the person to whom expenses are advanced provides any undertaking required by applicable Law to repay such advance if it is ultimately determined by a court of competent jurisdiction (after exhaustion of all avenues of appeal) that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Surviving Corporation; (y) IOS shall, or shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements thereof are received; and (z) IOS and the Surviving Corporation shall use all commercially reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim indemnification under this SECTION 6.05, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation, but the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which it may have under this paragraph except to the extent such failure materially prejudices the Surviving Corporation.

     (b) Except to the extent required by Law, IOS and the Surviving Corporation shall not take any action so as to amend, modify, limit or repeal the provisions for indemnification or exculpation from liability of Indemnified Parties contained in the certificates or articles of incorporation or by-laws (or other comparable charter documents) of the Surviving Corporation and its subsidiaries in effect as of the Effective Time (which as of the Effective Time shall be no less favorable to such individuals than those maintained by the Company on the date hereof) in such a manner as would adversely affect the rights of any Indemnified Party thereunder in respect of their serving in such capacities prior to the Effective Time.

     (c) For a period of six years after the Effective Time, IOS shall, or shall cause the Surviving Corporation to, maintain in effect policies of directors' and officers' liability insurance maintained by the Company as of the date hereof; PROVIDED, HOWEVER, that IOS or the Surviving Corporation, as the case may be, may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to or at the Effective Time to the extent such liability insurance can be maintained annually at a cost to IOS or the Surviving Corporation, as applicable, not greater than 200% of the current annual premiums for such directors' and officers' liability insurance, which existing premium costs are set forth in the Company Disclosure Letter; PROVIDED, FURTHER, that if such insurance cannot be so maintained or obtained at such cost, IOS shall, or shall cause the Surviving Corporation to, maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200% of the current annual premiums of the Company for its directors' and officers' liability insurance.

     (d) In the event that IOS, Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of IOS, Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this SECTION 6.05.

     (e) The provisions of this SECTION 6.05 shall survive the consummation of the Merger at the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under SECTION 6.05(c), respectively, and his or her heirs and legal representatives, and shall be in addition to, and shall not impair, any other rights an Indemnified Party may have under the certificate of incorporation or by-laws of the Surviving Corporation or any of its subsidiaries, under the DGCL or otherwise.

     SECTION 6.06 FEES AND EXPENSES. Except as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the Merger, shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, Parent hereby agrees to bear (and pay directly) any and all costs and expenses directly related to the printing, mailing and filing with the SEC of the Form S-4 (other than any fees and expenses of the Company's advisors (including any fees and expenses of the Company's legal advisors, financial advisors and accountants) for services rendered in connection therewith).

     SECTION 6.07 PUBLIC ANNOUNCEMENTS. Prior to the Effective Time, IOS, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 6.08 TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("TRANSFER TAXES") incurred in connection with the Merger shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and IOS in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

     SECTION 6.09 TAX TREATMENT. From and after the date of this Agreement, each party hereto shall cooperate with each other party and use its reasonable best efforts (a) to cause the Merger to qualify, and shall not intentionally take any action or cause any action to be intentionally taken that could reasonably be expected to prevent the Merger from qualifying, as a tax-free reorganization within the meaning of the provisions of Section 368(a) of the Code (a "REORGANIZATION"), and (b) to obtain the tax opinion of Kirkland & Ellis, counsel to IOS, Parent and Merger Sub, to satisfy the condition set forth in SECTION 7.03(d). Following the Effective Time, none of IOS, Parent or the Surviving Corporation shall intentionally take any action, or cause any action to be intentionally taken, that could reasonably be expected to cause the Merger to fail to qualify as a Reorganization.

     SECTION 6.10 NASDAQ QUOTATION. IOS shall use reasonable best efforts to cause the shares of IOS Common Stock to be issued in connection with the Merger or otherwise pursuant to this Agreement, including the shares of IOS Class A Common Stock to be reserved for issuance upon exercise of the Company Stock Options that will be converted into options to acquire shares of IOS Class A Common Stock, to be approved for quotation on the Nasdaq National Market prior to the Effective Time.

     SECTION 6.11 NOTICE OF PRE-CLOSING CHANGES IN ACCOUNTING METHODOLOGY. In the event that IOS elects to make any material change (except as required by GAAP) prior to the Effective Time in its accounting practices or policies applied in the preparation of the most recent consolidated financial statements of IOS included in the IOS SEC Documents filed with the SEC prior to the date of this Agreement, it shall provide, or cause IOS's accountants to provide, the Company with reasonable notice thereof.

     SECTION 6.12 COVENANTS RELATING TO MERGER SUB.

     (a) Prior to the Closing, Merger Sub shall issue 100% of the authorized Merger Sub Stock to Parent (the "MERGER SUB STOCK ISSUANCE").

     (b) As soon as practicable following the Merger Sub Stock Issuance, the Board of Directors of Merger Sub shall (i) recommend that Parent, in its capacity as the sole stockholder of Merger Sub, approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, and (ii) submit this Agreement and the transactions contemplated hereby, including the Merger, to Parent, in its capacity as the sole stockholder of Merger Sub, for approval and adoption.

     (c) As soon as practicable following the Merger Sub Stock Issuance, Parent, in its capacity as the sole stockholder of Merger Sub, shall (and IOS shall cause Parent to) execute a written consent in lieu of a special meeting of the sole stockholder approving and adopting this Agreement and the transactions contemplated hereby, including the Merger.

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

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVAL. The Company shall have obtained the Company Stockholder Approval.

     (b) NO INJUNCTIONS OR RESTRAINTS. No temporary judgment issued by any court of competent jurisdiction or other Governmental Entity or other Law preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that prior to asserting this condition, subject to SECTION 6.03, each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

     (c) FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, no action, suit, proceeding or investigation by the SEC for that purpose shall have been initiated and be continuing or, to the knowledge of IOS, Parent or the Company, threatened by the SEC. All necessary approvals under state securities or "blue sky" Laws or the Securities Act or the Exchange Act relating to the issuance or trading of the shares of IOS Class A Common Stock shall have been received.

     SECTION 7.02 CONDITIONS TO OBLIGATIONS OF IOS, PARENT AND MERGER SUB. The obligations of IOS, Parent and Merger Sub to effect the Merger are further subject to the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (other than any representation or warranty that expressly relates to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date)) except to the extent (i) any failure to be true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect, (ii) expressly contemplated by this Agreement or (iii) IOS has knowledge on the date of this Agreement that such representations and warranties are not true and correct. Furthermore, IOS and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have complied (i) with all of its obligations under clauses (i) through (iv) of
SECTION 5.01(A), (ii) in all material respects with all of its obligations under SECTION 5.02, and (iii) with all of its other obligations under this Agreement, except, with respect to the obligations described in this clause (iii), for such obligations where the failure to perform such obligations, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect, and IOS shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

     (c) CONSENTS. All Consents from third parties that are required for the consummation of the Merger and the other transactions contemplated hereby or that are required in order to prevent a breach of or default under or a termination or modification of or any right of acceleration of any obligations under (i) any Contract specified in SECTION 3.04 of the Company Disclosure Letter and (ii) any material Contract to which the Company is a party or by which any of the Company's assets or properties is bound, except (other than with respect to any material Contract described in clause (i) of this subsection) where the failure to obtain such Consents, individually or in the aggregate, has not had and would not be reasonably likely to have a Purchaser Material Adverse Effect, shall have been obtained, all on terms satisfactory to IOS.

     SECTION 7.03 CONDITION TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions (all or any of which may be waived in whole or in part by the Special Committee in its sole discretion):

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of IOS, Parent and Merger Sub in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (other than any representation or warranty that expressly relates to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date)) except to the extent (i) any failure to be true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a Purchaser Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby,
(ii) expressly contemplated by this Agreement or (iii) the Company has knowledge on the date of this Agreement that such representations and warranties are not true and correct. The Company shall have received a certificate on behalf of each of IOS, Parent and Merger Sub dated as of the Closing Date and executed, in the case of IOS and Parent, by any authorized officer of IOS and Parent, as applicable and, in the case of Merger Sub, by its President or any Vice President, to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF IOS, PARENT AND MERGER SUB. IOS, Parent and Merger Sub shall have performed in all respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date except for such obligations where the failure to perform such obligations, individually or in the aggregate, has not had and would not be reasonably likely to have a Purchaser Material Adverse Effect, and the Company shall have received a certificate on behalf of each of IOS, Parent and Merger Sub dated as of the Closing Date and executed, in the case of IOS and

Parent, by any authorized officer of IOS and Parent, as applicable and, in the case of Merger Sub, by its President or any Vice President, to such effect.

     (c) NASDAQ. The shares of IOS Common Stock outstanding immediately prior to the Effective Time and to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

     (d) OPINION OF KIRKLAND & ELLIS. The Company shall have received a written opinion of Kirkland & Ellis, counsel to IOS, Parent and Merger Sub, dated the Effective Time and addressed to the Company, in form and substance reasonably satisfactory to the Special Committee, to the effect that, assuming the accuracy of customary representations made by IOS, Parent and the Company, the Merger will be treated for U.S. federal income tax purposes as a Reorganization and that each of IOS, Parent and the Company will be a party to the reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation, including representations of officers of IOS, Parent, Merger Sub and the Company.

     (e) REGISTRATION AGREEMENT AND GOVERNANCE AGREEMENT. The Governance Agreement substantially in the form attached hereto as EXHIBIT D and the Registration Agreement substantially in the form attached hereto as EXHIBIT E shall have been duly executed and delivered by the parties thereto, shall constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms, and shall continue to be in full force and effect.

     (f) MERGER SUB. The actions required by SECTION 6.12 shall have been taken.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

          (a) by mutual written consent of IOS, Parent, Merger Sub and the Special Committee;

          (b) by either IOS, Parent or the Special Committee:

               (i) if the Merger is not consummated on or before August 31, 2002, PROVIDED, HOWEVER, that the failure to consummate the Merger by such date shall not be the result of a breach of this Agreement by the party seeking to terminate this Agreement;

               (ii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within the earlier of 30 days following receipt by the non-terminating party of notice of such breach from the terminating party or the date provided in clause (b)(i) above; or

               (iii) if any court of competent jurisdiction or other competent
                     Governmental Entity shall have issued an order, decree or ruling making illegal or otherwise permanently restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable;

          (c) by the Company if the Special Committee determines in good faith, based on the advice of outside counsel, that termination of this Agreement is required for the Company Board to comply with its fiduciary duties to the Company's stockholders imposed by applicable Law by reason of an unsolicited bona fide Alternative Proposal having been made, which Alternative Proposal meets the requirements of SECTIONS 5.02(B)(I)(A) and (B) (taking into account any Additional Merger Consideration IOS has agreed to pay pursuant to SECTION 5.02(C)); PROVIDED, HOWEVER, that the Company shall have complied with the provisions of SECTIONS 5.02(B)(I)(C) and (D) and 5.02(C) and shall have notified IOS at least five business days prior to termination of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's intention or decision to terminate this Agreement; or

          (d) by IOS or Parent if the Company Board (or the Special Committee thereof) shall have withdrawn or modified in a manner adverse to IOS and Parent its approval or recommendation of this Agreement or shall have recommended or taken no position with respect to an Alternative Proposal to the stockholders of the Company or shall resolve to take any of the foregoing actions.

     SECTION 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Special Committee, on the one hand, or IOS and Parent, on the other hand, as provided in SECTION 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of IOS, Parent, Merger Sub or the Company, other than SECTION 3.15, SECTION 4.10, SECTION 6.06, SECTION 6.07, this SECTION 8.02 and ARTICLE IX, which provisions shall survive such termination, and except to the extent that such termination results from the breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

     SECTION 8.03 AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; PROVIDED, HOWEVER, that after

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

receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties (and, in the case of the Company, by the Special Committee).

     SECTION 8.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized, in the case of IOS, Parent and Merger Sub, by their respective Boards of Directors, and, in the case of the Company, by the Special Committee, may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of SECTION 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 8.05 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to SECTION 8.01, an amendment of this Agreement pursuant to SECTION 8.03 or an extension or waiver pursuant to SECTION
8.04 shall, in order to be effective, require, in the case of IOS, Parent or Merger Sub, action by its Board of Directors or the duly authorized designee of its Board of Directors and, in the case of the Company, action by the Special Committee.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for the agreements contained in ARTICLE I, ARTICLE II, SECTIONS 6.05 and 6.06, the last sentence of
Section 6.09, and this ARTICLE IX. This SECTION 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     SECTION 9.02 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at address for a party as shall be specified by like such other notice):

          (a)  if to IOS, Parent or Merger Sub, to

               IOS Brands Corporation
               3113 Woodcreek Drive
               Downers Grove, IL 60515
               Attention: Robert L. Norton

               with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention:   Bruce I. Ettelson
                            James S. Rowe

          (b)  if to the Company, to

               The Special Committee of the Board of Directors
               c/o FTD.COM INC.
               3113 Woodcreek Drive
               Downers Grove, IL 60515
               Attention:   Michael J. Soenen

               with a copy to:

               Sidley Austin Brown & Wood, as counsel to the Special Committee Bank One Plaza
               10 South Dearborn Street
               Chicago, IL 60603
               Attention:   Thomas A. Cole
                            Jon A. Ballis

     SECTION 9.03 DEFINITIONS. For purposes of this Agreement:

     An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "KNOWLEDGE" means, after review of this Agreement, the Company Disclosure Letter and the Purchaser Disclosure Letter, (i) with respect to IOS, Parent and Merger Sub, the actual knowledge of Robert L. Norton, Francis C. Piccirillo, Jon Burney and, as of the date of this Agreement, Randy L. Twyman and (ii) with respect to the Company, the actual knowledge of Michael J. Soenen.

     A "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

     A "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. Unless the context requires otherwise, all references to a subsidiary or subsidiaries of IOS and all references to a subsidiary or subsidiaries of Parent shall, in each case, not include the Company.

     SECTION 9.04 INTERPRETATION; DISCLOSURE LETTERS. When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule such reference shall be to an Article or a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 9.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

     SECTION 9.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.07 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, taken together with the Company Disclosure Letter, the Purchaser Disclosure Letter, the Stockholders Support Agreement and the other documents or instruments delivered pursuant hereto, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except for the provisions of ARTICLE II, SECTION 6.05, SECTION 6.06 and the last sentence of
SECTION 6.09 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons) are not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 9.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.09 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to IOS, Parent or to any direct or indirect wholly-owned subsidiary of IOS or Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

     SECTION 9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Illinois state court or any federal court located in the State of Illinois, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Illinois state court or any federal court located in the State of Illinois in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, including the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby, including the Merger, in any court other than any Illinois state court or any federal court sitting in the State of Illinois and (d) waives any and all right to trial by jury with respect to any action related to or arising out of this Agreement or the Merger.

                                  * * * * * * *

          IN WITNESS WHEREOF, IOS, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

                        IOS BRANDS CORPORATION

                        by       /s/ Francis C. Piccirillo
                                 -------------------------------------------
                                 Name:    Francis C. Piccirillo
                                 Title:   Executive Vice President

                        FLORISTS' TRANSWORLD DELIVERY, INC.

                        by       /s/ Francis C. Piccirillo
                                 -------------------------------------------
                                 Name:    Francis C. Piccirillo
                                 Title:   Executive Vice President

                        AROMA ACQUISITION CORP.

                        by       /s/ Francis C. Piccirillo
                                 -------------------------------------------
                                 Name:    Francis C. Piccirillo
                                 Title:   President

                        FTD.COM INC.

                        by       /s/ Michael J. Soenen
                                 -------------------------------------------
                                 Name:    Michael J. Soenen
                                 Title:   Chief Executive Officer

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]